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                                                                       Exhibit N

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use of our report dated October 11, 2004, relating to the statement of assets and liabilities of Salomon Brothers Variable Rate Strategic Fund Inc. at October 6, 2004 which is incorporated by reference into this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Statement of Additional Information, which is incorporated by reference into this Registration Statement.


PricewaterhouseCoopers LLP
New York, NY
October 26, 2004